MEDITRUST OPERATING COMPANY

            197 First Avenue, Suite 100, Needham, Massachusetts 02194


     The undersigned hereby appoints Abraham D. Gosman and Michael J. Bohnen, and each of them acting singly, with full power of substitution, attorneys and proxies to represent the undersigned at the Special Meeting of Shareholders of
Meditrust Operating Company to be held on      , 1998 and at any adjournment or
postponement thereof with all power which the undersigned would possess if personally present, and to vote all shares of common stock of Meditrust Operating Company which the undersigned may be entitled to vote at said meeting upon the matters set forth in the Notice of Special Meeting in accordance with the following instructions and with discretionary authority on such other matters as may properly come before the Special Meeting or any adjournment thereof. All previously dated proxies are hereby revoked.


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED AND, IF NO DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL SET FORTH BELOW.


(1) Approval of the issuance of Meditrust Operating Company Common Stock to be issued pursuant to the Agreement and Plan of Merger dated as of January 3, 1998 by and among the Meditrust Operating Company, Meditrust Corporation and La Quinta Inns, Inc.

    [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                          (Continued from other side)


[ ] Check here for address change            [ ] Check here if you plan to
    and note change below                        attend the meeting


New address:
             __________________________________________________________________
              (Please complete, date, sign and mail in the enclosed envelope)



                                              (Signature should be the same as
                                              the name printed on your stock
                                              certificate. Executors,
                                              administrators, trustees,
                                              guardians, attorneys, and officers
                                              of the corporation should add
                                              their titles when signing.)

                                              Signature ________________________


                                              Date _______________________, 1998


                                              Signature ________________________


                                              Date _______________________, 1998